                                                                    EXHIBIT 10.5


                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement") dated as of March 17, 1998 by and among Nextel International (Japan), Ltd., a Delaware corporation ("Nextel Japan"), Nippon Motorola Ltd., a company organized under the laws of Japan ("NML"), and J-Com Co., Ltd., a joint stock company organized under the laws of (the "Company"). The parties hereto may be referred to herein individually as a "Party" or collectively as the "Parties," as the case may require.


                              W I T N E S S E T H:

         WHEREAS, NML is the owner of 1,544 shares of common stock, par value 50,000 Yen per share of the Company (the "Shares"), which represents 21% of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, NML desires to sell, and Nextel Japan desires to purchase the Shares subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE I

                                  SALE OF STOCK

         1.1 Sale of Stock. Subject to the terms and conditions herein stated, NML agrees to sell, assign, transfer and deliver to Nextel Japan on the Closing Date (as hereinafter defined), and Nextel Japan agrees to purchase from NML on the Closing Date 1,544 shares of the common stock of the Company. The certificates representing the Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by NML.

         1.2 Price. In full consideration for the purchase by Purchaser of the Shares, Purchaser shall pay to NML on the Closing Date an aggregate of Yen 77,200,000 in immediately available funds.

         1.3 Closing. The sale referred to in Section 4.1 shall take place at 10:00 A.M. at the offices of the Company, 20-1, Minami-Azabu 3-chome, Minato-ku, Tokyo 106, Japan on March __, 1998, or at such other time and date as the Parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date."

                                   ARTICLE II

                             REPRESENTATIONS OF NML

         NML represents and warrants to Nextel Japan as follows:

         2.1 Ownership of Shares. NML has good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and restrictions except as set forth in that certain Shareholders' Agreement dated December 15, 1997 (the "Shareholders Agreement") by and among the Company, NML, DJSMR Business Partnership ("DJSMR"), Nichimen Corporation ("Nichimen") and ORIX Corporation ("ORIX").

         2.2 Existence and Good Standing of NML: Power and Authority. NML is a corporation duly organized, validly existing and in good standing under the laws of Japan. NML has the corporate power and authority to make, execute deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of NML, and has been duly executed and delivered by NML and is enforceable against NML in accordance with its terms.

         2.3 Shareholders' Agreement. The representations and warranties of NML set forth in Article XVII of the Shareholders' Agreement are true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on and as of such dates, except to the extent that any such representation or warranty expressly relates to an earlier date.


                                   ARTICLE III

                         REPRESENTATIONS OF THE COMPANY

         The Company represents and warrants to Nextel Japan as follows:

         3.1 Capital Stock. The Company has an authorized capitalization consisting of 14,400 shares of common stock, 50,000 Yen par value per share, of which 7,350 shares are issued and outstanding.

         3.2 Existence and Good Standing of the Company: Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Japan. The Company has the corporate power and authority to make, execute deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of the Company, and has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms.

         3.3 Shareholders' Agreement. The representations and warranties of the Company set forth in Article XVII of the Shareholders' Agreement are true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on and as of such dates, except to the extent that any such representation or warranty expressly relates to an earlier date.

                                   ARTICLE IV

                         REPRESENTATIONS OF NEXTEL JAPAN

         Nextel Japan represents and warrants to NML and the Company as follows:

         4.1 Existence and Good Standing of Nextel Japan: Power and Authority. Nextel Japan is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Nextel Japan has the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Nextel Japan, and has been duly executed and delivered by Nextel Japan and is enforceable against Nextel Japan in accordance with its terms.

         4.2 Shareholders' Agreement. The representations and warranties of the Shareholders set forth in Article XVII of the Shareholders' Agreement are true and correct as to Nextel Japan as of the date hereof and shall be true and correct as of the Closing Date as though made on and as of such dates.


                                    ARTICLE V

                    CONDITIONS TO NEXTEL JAPAN'S OBLIGATIONS

         The purchase of the Shares by Nextel Japan on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

         5.1 Truth of Representations and Warranties. The representations and warranties of NML and the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         5.2 No Litigation Threatened. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

         5.3 Approvals. All filings with and notices to, and all authorizations, licenses, permits, consents and approvals of, any governmental or regulatory authority or any third party, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been duly made or received.

         5.4 Shareholders' Agreement Amendment. The Company, NML, DJSMR, Nichimen and ORIX shall have duly executed and delivered the Memorandum, which amends the Shareholders' Agreement, substantially in the form of Exhibit A hereto.

         5.5 Voting Agreement. DJSMR and Nextel Japan shall have duly executed and delivered a side letter agreement with respect to the appointment of the director to be jointly designated by DJSMR and Nextel Japan, substantially in the form of Exhibit B hereto.

         5.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the offer letter dated November 7, 1997 and all documents incident thereto shall be satisfactory in form and substance to Nextel Japan and its counsel, and Nextel Japan shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                   ARTICLE VI

                         CONDITIONS TO NML'S OBLIGATIONS

         The sale of the Shares by NML on the Closing Date is conditioned upon satisfactions, on or prior to such date, of the following conditions:

         6.1 Truth of Representations and Warranties. The representations and warranties of Nextel Japan contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         6.2 No Litigation Threatened. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby

         6.3 Approvals. All filings with and notices to, and all authorizations, licenses, permits, consents and approvals of, any governmental or regulatory authority or any third party, if any necessary to permit the consummation of the transactions contemplated by this Agreement shall have been duly made or received.

         6.4 Agreement to be Bound by Shareholders' Agreement. Nextel Japan shall have duly executed and delivered a side letter agreement pursuant to which it agrees to comply with and be bound by the terms and conditions of the Shareholders' Agreement, substantially in the form of Exhibit C hereto.

         6.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the offer letter dated November 7, 1997 and all documents incident thereto shall be satisfactory in form and substance to NML and its counsel, and NML shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith, including, without limitation, the letter agreement regarding equipment guarantees substantially in the form of Exhibit D hereto.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Expenses. The Parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective legal counsel and financial advisers.

         7.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of Japan without regard to its conflict of laws doctrine.

         7.3 Mediation; Litigation. All disputes under this Agreement shall be settled in accordance with the procedures set forth in the Shareholders' Agreement.

         7.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         7.5 Publicity. Except as otherwise required by applicable law or regulation, none of the Parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of Nextel Japan and NML to the contents and the manner of presentation and publication thereof.

         7.6 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or when received if notice is given by facsimile or within five days after deposited in the mails, postage prepaid, addressed as follows or to such other address as shall have been designated in writing by the Party to receive notice:

                  If to NML, to:

                           Nippon Motorola Ltd.
                           20-1, Minami-Azabu 3-chome
                           Minato-ku, Tokyo 106
                           Japan
                           Attention:  Law Department
                           Fax No.:  813-3440-0270

                  If to Nextel Japan, to:

                           Nextel International (Japan), Ltd.
                           c/o Nextel International, Inc.
                           1191 Second Avenue, Suite 1600
                           Seattle, WA  98101-2933
                           Attention: General Counsel
                           Fax No.:  206-749-8384

         7.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

         7.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         7.9 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, with respect to the subject matter hereof;
(b) is not intended to confer upon any person not a party hereto any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

         7.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by each of the Parties.

         7.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         7.12 Termination of Agreement. All Parties hereto agree to use their reasonable best efforts to fulfill the requirements of Article V and VI as soon as practicable. If any precondition to the completion of the transactions contemplated hereby is not fulfilled on or prior to March 31, 1998, this Agreement shall be null and void and have no further effect.

         IN WITNESS WHEREOF, the parties have caused this Memorandum to be signed on its behalf by its duly authorized representative as of the date first set forth above.


NEXTEL INTERNATIONAL (JAPAN), LTD.


By: /s/ BRIAN VINCENT
   ----------------------------------
Name: Brian Vincent
     --------------------------------
Title: Vice President
      -------------------------------


NIPPON MOTOROLA LTD.


By: /s/ ISAMU KURU
   ----------------------------------
Name:    Isamu Kuru

Title:   President and Representative Director



J-COM CO., LTD.


By: /s/ RON LANDENBERG
   ----------------------------------
Name:    Ron Landenberg
Title:   Representative Director and President

                                    EXHIBIT A

                                   MEMORANDUM


         This MEMORANDUM is made and entered into as of March __, 1998 by and among J-COM Co., Ltd., a joint stock company organized under the laws of Japan (the "Company"), DJSMR Business Partnership, a partnership organized under the laws of Japan ("DJSMR Partnership"), Nippon Motorola Ltd., a company organized under the laws of Japan and a wholly-owned subsidiary of Motorola, Inc. ("NML"), Nichimen Corporation, a company organized under the laws of Japan ("Nichimen") and ORIX Corporation, a company organized under the laws of Japan ("ORIX").

         WHEREAS, the parties hereto entered into a certain Shareholders' Agreement regarding the Company on December 15, 1997, as amended (the "Shareholders' Agreement");

         WHEREAS, Nextel International (Japan), Ltd. ("Nextel Japan") has expressed its desire to become a Shareholder in accordance with the terms of the Shareholders' Agreement, replacing NML as a Shareholder thereunder; and

         WHEREAS, in order for Nextel Japan to be able to become a Shareholder under the Shareholders' Agreement certain terms of the Shareholders' Agreement must be modified to satisfy certain of Nextel International, Inc.'s indenture requirements, as set forth in this Memorandum.

         NOW THEREFORE, in consideration of the mutual covenants, representations and warranties and subject to the terms and conditions contained herein, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, capitalized terms used herein without definition shall have the same meanings as set forth in the Shareholders' Agreement.

Section 2. Limitation on Restricted Payments. Notwithstanding anything to the contrary in the Shareholders' Agreement, the affirmative votes of six (6) of the Directors shall be required for any investment individually or in the aggregate with all other investments to be made simultaneously in excess of 3,000,000,000 Yen, other than the following by the Company:

         (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

         (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S. $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one internationally recognized statistical rating organization (provided such internationally recognized statistical rating organization's "A" rating is substantially similar to the "A" rating of at least one U.S. nationally recognized statistical rating organization) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

         (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause
         (b) above;

         (d) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of one of the Shareholders) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher)" according to Moody's Investor Service, Inc. or its successors ("Moody's") or "A-1" (or higher) according to Standard & Poor's Ratings Services or its successors ("S&P"); and

         (e) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

For purposes hereof, "investment" shall mean, as to any Person, any advance, loan or other extension of credit or capital contribution to such Person or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by such Person.

Section 3. Restrictions on Dividends. Notwithstanding anything to the contrary in the Shareholders' Agreement, the payment of dividends by the Company to the Shareholders shall be decided at a meeting of Shareholders by the affirmative vote of a majority of the outstanding Shares, and the payment of interim dividends by the Company to the Shareholders shall be decided at a Board of Directors meeting by the affirmative vote of a majority of the Directors; provided, however, that the payment of dividends or interim dividends by the Company to the Shareholders shall require the affirmative vote of two-thirds of the outstanding Shares at a meeting of Shareholders or of six (6) of the Directors at a Board of Directors meeting, respectively, in the event any of the Initial Loans, the Initial Leases, the Nippon Motorola Loan or any other loans to the Company from the Shareholders remain outstanding.

Section 4. Limitations on Indebtedness and Liens. Notwithstanding anything to the contrary in the Shareholders' Agreement, the Company shall notify Nextel Japan whenever the Company intends to incur any Indebtedness or create any Liens other than those of which the affirmative vote of six (6) or more Directors is required under Section 5.5 (iv), (v), (vi) or (xvi) of the Shareholders' Agreement, as soon as possible prior to the incurrence of such Indebtedness or the creation of such Liens. Notwithstanding anything to the contrary in the Shareholders' Agreement, the term "Indebtedness" shall also include (a) obligations in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to (i) letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than three business days following such demand and (ii) letters of credit secured by cash collateral to the extent secured thereby, (b) obligations in respect of the deferred and unpaid purchase price of property or services due more than six months after the date such property is delivered or such service is completed, (c) obligations in respect of capitalized leases, and (d) obligations in respect of foreign exchange contracts, currency swap agreements, interest rate protection agreements, interest rate future agreements, interest rate option agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedge agreements or other similar agreements or arrangements.

Section 5. Limitations on Sale-Leaseback Transactions. Notwithstanding anything to the contrary in the Shareholders' Agreement, the affirmative votes of six (6) of the Directors shall be required for any sale-leaseback transaction by the Company if the term of the lease is for three years or greater; provided that this restriction does not apply to such lease agreements and agreements related thereto (including debt assumption agreements and assignments regarding the contractor agreements) that have been approved in the Annual Business Plan.

Section 6. Conditions for the Amendments. The above amendments and modifications to the Shareholders' Agreement shall be effective only to the extent that Nextel Japan is a Shareholder of the Company and Nextel International, Inc.'s indenture requirements require such modifications in order to avoid default thereunder.

Section 7. Consent. By execution hereof, each of the parties hereto gives its consent to have Nextel Japan become a Shareholder under the Shareholders' Agreement in place of NML.

Section 8. No Other Change. Unless expressly stated herein, the terms and conditions of the Shareholders' Agreement shall remain unchanged. All references to the Shareholders' Agreement shall mean the Shareholders' Agreement as amended and modified by this Memorandum.

Section 9. Counterparts. This Memorandum may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same document.

Section 10. Governing Law. The laws of Japan shall apply to this Memorandum. This Memorandum and the obligations of the parties hereto are subject to all applicable laws, rules, court decisions, orders and regulations of Japanese governmental authorities having jurisdiction; and in the event of conflict, said laws, rules court decisions, orders and regulations of governmental authorities having jurisdiction shall control.

Section 11. Language. This Memorandum has been made both in Japanese and English and both the Japanese and English versions shall be originals, provided that the Japanese version shall control.

         IN WITNESS WHEREOF, the parties have caused this Memorandum to be signed on its behalf by its duly authorized representative as of the date first set forth above.



J-COM CO., LTD.


By:
   ----------------------------------
Name:    Ron Landenberg
Title:   Representative Director and President



DJSMR BUSINESS PARTNERSHIP

By:      Nippon Motorola Ltd.
         Executive Partner

By:
   ----------------------------------
Name:    Stephen E. Shanck
Title:   General Manager
         Land Mobile Products Division



NIPPON MOTOROLA LTD.


By:
   ----------------------------------
Name:    Isamu Kuru
Title:   President and Representative Director

NICHIMEN CORPORATION


By:
   ----------------------------------
Name:    Tadashi Takahashi
Title:   Managing Director
         Senior General Manager
         Plant & Project Division



ORIX CORPORATION


By:
   ----------------------------------
Name:    Tsutomu Matsuzaki
Title:   Deputy General Manager
         Computer Communications Department

                                    EXHIBIT B

                       LETTER REGARDING DIRECTOR ELECTION




                                 March __, 1998



Nextel International (Japan), Ltd.
1191 Second Avenue, Suite 1600
Seattle, WA  98101-2933

         Re:      J-Com Co., Ltd.



Ladies and Gentlemen:

         Reference is made to the Shareholders' Agreement dated December 15, 1997 (the "Shareholders' Agreement") by and among J-Com Co., Ltd., a joint stock company organized under the laws of Japan (the "Company"), DJSMR Business Partnership, a partnership organized under the laws of Japan ("DJSMR"), Nippon Motorola Ltd., a company organized under the laws of Japan ("NML"), Nichimen Corporation, a company organized under the laws of Japan and ORIX Corporation, a company organized under the laws of Japan.

         On the date hereof, NML is selling all of its interest in the Company to Nextel International (Japan), Ltd., a Delaware corporation ("Nextel Japan") pursuant to that certain Stock Purchase Agreement by and among NML, Nextel Japan and the Company (the "Stock Purchase Agreement") and NML has agreed to be bound by the Shareholders' Agreement as a Shareholder thereunder. This letter is delivered pursuant to Section 5.5 of the Stock Purchase Agreement.

         Pursuant to the terms of Section 5.1 of the Shareholders' Agreement, following consummation of the Stock Purchase Agreement, in addition to the members of the Board of Directors of the Company that each party will be entitled to designate pursuant to the Shareholders Agreement, DJSMR and Nextel Japan will be entitled to designate together one member of the Board of Directors of the Company (the "Joint Designee") upon mutual consultation in good faith. DJSMR hereby agrees to allow Nextel Japan to designate such Joint Designee, which Joint Designee shall be subject to the approval by DJSMR which will not be unreasonably withheld.

         In addition, DJSMR and NML agree to nominate and support a Nextel Japan representative to the JAMTA Board of Counselors and to support a Nextel Japan nominee for the next available seat on the JAMTA Board of Directors.

         Please acknowledge your agreement with the foregoing by executing this letter in the space indicated below.

                                          Very truly yours,

                                          DJSMR BUSINESS PARTNERSHIP

                                          By:  Nippon Motorola Ltd.
                                               Executive Partner


                                          By:
                                             ----------------------------------
                                          Name:  Stephen E. Shanck
                                          Title: General Manager
                                          Land Mobile Products Division



Acknowledged and agreed to:


NIPPON MOTOROLA LTD.


By:
   ----------------------------------
Name:    Stephen E. Shanck
Title:   General Manager
         Land Mobile Products Division



NEXTEL INTERNATIONAL (JAPAN), LTD.


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                    EXHIBIT C

                    LETTER REGARDING SHAREHOLDERS' AGREEMENT




                                 March __, 1998




To:      DJSMR Business Partnership
         Nichimen Corporation
         ORIX Corporation

               Re:  J-Com Co., Ltd.



Ladies and Gentlemen:

         We are pleased to inform you that on the date hereof Nextel International (Japan), Ltd. ("Nextel Japan") and Nippon Motorola Ltd. ("NML") entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement") whereby Nextel Japan has acquired the 1,544 shares (the "Shares") of J-COM Co., Ltd. (the "Company") previously owned by NML. This letter is being delivered pursuant to Section 6.4 of the Stock Purchase Agreement

         The purpose of this letter is to inform the existing Shareholders of the Company of Nextel Japan's agreement to comply with and be bound by the terms of the Shareholders' Agreement dated December 15, 1997 among the Company, DJSMR Business Partnership, NML, Nichimen Corporation and ORIX Corporation, as amended (the "Shareholders' Agreement").

         Nextel Japan hereby assumes all of the rights, duties and obligations of a Shareholder (as defined in the Shareholders' Agreement) of the Company under the Shareholders' Agreement and acknowledges and agrees from and after the date hereof and so long as it owns any of the Shares that it shall comply with and be bound by all of the terms and conditions of the Shareholders' Agreement.

         In addition, Nextel International, Inc., a Delaware corporation ("NII") hereby agrees that it shall be responsible to the Company and the Shareholders for all of Nextel Japan's duties and obligations under the Shareholders' Agreement and guarantees the performance by Nextel Japan of all of Nextel Japan's duties and obligations under the Shareholders' Agreement. If Nextel Japan shall have defaulted in the payment when due of any amount required to be paid by Nextel Japan under the Shareholders' Agreement, and such default shall remain uncured ten days following written notice by J-Com or any other Shareholder, then NII shall within five days after delivery of written notice pay the amount not so paid.

         NII agrees that the restrictions on the Transfer (as such terms is defined in the Shareholders' Agreement) of Shares (as defined in the Shareholders' Agreement) set forth in the Shareholders' Agreement shall apply, mutatis mutandis, to the transfer of equity securities of Nextel Japan as if such securities were Shares and NII shall take all actions necessary to cause its direct and indirect subsidiaries to comply with the provision of the Shareholders' Agreement in connection with any such Transfer.


                                  Very truly yours,

                                  NEXTEL INTERNATIONAL (JAPAN), LTD.


                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------



                                  NEXTEL INTERNATIONAL, INC.


                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                    EXHIBIT D

                           LETTER REGARDING GUARANTEES


                                 March __, 1998



Nextel International, Inc.
1191 Second Avenue, Suite 1600
Seattle, WA  98101-2933

         Re:    J-Com Co., Ltd.

Ladies and Gentlemen:

         Reference is made to the Shareholders' Agreement dated December 15, 1997, as amended (the "Shareholders' Agreement") by and among J-Com Co., Ltd., a joint stock company organized under the laws of Japan (the "Company"), DJSMR Business Partnership, a partnership organized under the laws of Japan ("DJSMR"), Nippon Motorola Ltd., a company organized under the laws of Japan ("NML"), Nichimen Corporation, a company organized under the laws of Japan and ORIX Corporation, a company organized under the laws of Japan. Reference is also made to that certain offer letter and related J-Com Ltd Investment Term Sheet dated November 7, 1997 (the "Offer Letter").

         On the date hereof, NML is selling all of its interest in the Company to Nextel International (Japan), Ltd., a Delaware corporation ("Nextel Japan") pursuant to that certain Stock Purchase Agreement by and among NML, NII and the Company (the "Stock Purchase Agreement") and NML has agreed to be bound by the Shareholders' Agreement as a Shareholder thereunder. This letter is delivered pursuant to Section 6.5 of the Stock Purchase Agreement.

         Nextel Japan hereby acknowledges and agrees that, as contemplated in the Offer Letter, in the event that the guarantee of any of the Shareholders (as defined in the Shareholders' Agreement) is required in connection with the leasing of equipment by the Company, Nextel Japan, as a Shareholder, will make such guarantee concurrently with the other Shareholders (other than DJSMR) pro rata based on two times its equity percentage. Nextel Japan acknowledges and agrees that such agreement is made in partial consideration for the purchase of the shares of the Company from NML pursuant to the Stock Purchase Agreement. In addition, Nextel International, Inc., a Delaware corporation, hereby guarantees the performance by Nextel Japan of all of Nextel Japan's duties and obligations hereunder.

         Please acknowledge your agreement with the foregoing by executing this letter in the space indicated below.

                                           Very truly yours,

                                 NIPPON MOTOROLA LTD.


                                 By:
                                    ----------------------------------
                                 Name:   Isamu Kuru
                                 Title:  President and Representative Director





Acknowledged and agreed to:

NEXTEL INTERNATIONAL (JAPAN), LTD.


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------



NEXTEL INTERNATIONAL, INC.


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------